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                                                                EXHIBIT 23(A)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


January 28, 1997


To the Board of Directors
BanPonce Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 16, 1996, which appears on page 35 of the 1995 Annual Report to shareholders of BanPonce Corporation, which is incorporated by reference in BanPonce Corporation's annual report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE
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PRICE WATERHOUSE